                                                                    EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT is entered into this 15th day of October 1997 (the "Effective Date"), by and between First Federal Savings and Loan Association of Gadsden (the "Association") and Gates B. Little (the "Employee").

     WHEREAS, the Employee has heretofore been employed by the Association as Vice President and is experienced in all phases of the business of the Association; and

     WHEREAS, the Board of Directors of the Association believes it is in the best interests of the Association to enter into this Agreement with the Employee in order to assure continuity of management of the Association and to reinforce and encourage the continued attention and dedication of the Employee to his assigned duties; and

     WHEREAS, the parties desire by this writing to set forth the continuing employment relationship of the Association and the Employee.

     NOW, THEREFORE, it is AGREED as follows:

     1.    Employment.  The Employee is employed as Vice President of the
           ----------
Association. The Employee shall render such administrative and management services for the Association as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Association. The Employee's other duties shall be such as the Board of Directors (the "Board") of the Association may from time to time reasonably direct, including normal duties as an officer of the Association.

     2.    Base Compensation.  The Association agrees to pay the Employee during
           -----------------
the term of this Agreement a salary at the rate of $37,060 per annum, payable in cash not less frequently than monthly. The Board shall review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

     3.    Discretionary Bonuses.  The Employee shall participate in an
           ---------------------
equitable manner with all other senior management employees of the Association in discretionary bonuses that the Board may award from time to time to the Association's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

     4.    (a)  Participation in Retirement, Medical and Other Plans.  During
                ----------------------------------------------------
the term of this Agreement, the Employee shall be eligible to participate in the following benefit plans: group hospitalization, disability, health, dental, sick leave, life insurance, travel and/or accident insurance, auto allowance/auto lease, retirement, pension, and/or other present or future qualified plans provided by the Association, generally which benefits, taken as a whole, must be at least as favorable as those in effect on the Effective Date. The Employee shall also be entitled at no expense to himself, to family medical insurance provided by the Association throughout the term of this Agreement and for a 3-year period beginning upon the termination of this Agreement, regardless of his employment status. This 3-year coverage period may be reconsidered and extended by the Board, in its sole discretion.

           (b)  Employee Benefits; Expenses.  The Employee shall be eligible to
                ---------------------------
participate in any fringe benefits which are or may become available to the Association's senior management employees, including for example: any stock option or incentive compensation plans, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Association.

                                      -1-
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     5.    Term. The Association hereby employs the Employee, and the Employee
           ----
hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending thirty-six months thereafter (or such earlier date as is determined in accordance with Section 9). Additionally, this Agreement shall be automatically extended to a date thirty-six months after any "Change in Control" (as defined in Section 11 hereof), and on each annual anniversary date from the Effective Date, the Board shall duly consider and determine whether to extend the Employee's term of employment under this Agreement, and the Employee's term of employment under this Agreement may be extended to a date up to thirty-six months thereafter provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards and that this Agreement shall be extended.

     6.    Loyalty; Noncompetition.
           -----------------------

           (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Association or any of its subsidiaries or affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his or her employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Association.

           (b) Nothing contained in this Paragraph 6 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Association, or, solely as a passive or minority investor, in any business.

     7.    Standards.  The Employee shall perform his duties under this
           ---------
Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Association will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

     8.    Vacation and Sick Leave.  At such reasonable times as the Board shall
           -----------------------
in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

           (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Association.

           (b) The Employee shall not receive any additional compensation from the Association on account of his failure to take a vacation or sick leave, and the Employee shall not accumulate unused vacation or sick leave from one fiscal year to the next, except in either case to the extent authorized by the Board.

           (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Association for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

           (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

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     9.    Termination and Termination Pay.  Subject to Section 11 hereof, the
           -------------------------------
Employee's employment hereunder may be terminated under the following circumstances:

           (a)   Death.  The Employee's employment under this Agreement shall
                 -----
terminate upon his death during the term of this Agreement, in which event the Employee's designated beneficiary, or if none, the Employee's estate, shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.

           (b)   Disability.
                 ----------

                 (1) The Association may terminate the Employee's employment after having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Association's long-term disability plan (or, if the Association has no such plan in effect, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Executive's termination of employment pursuant to this Section 9(b); provided that any benefits paid pursuant to the Association's long term disability plan will continue as provided in such plan.

                 (2) During any period that the Employee shall receive disability benefits and to the extent that the Employee shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Association and, if able, shall make himself available to the Association to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Association shall pay all reasonable expenses incident to the performance of any assignment given to the Employee during the disability period.

           (c)   Just Cause.  The Board may, by written notice to the Employee,
                 ----------
immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Association. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Just Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Employee was guilty of conduct set forth above in the second sentence of this subsection (c) and specifying the particulars thereof in detail.

           (d)   Without Just Cause; Constructive Discharge.
                 ------------------------------------------

                 (1) The Board may, by written notice to the Employee, immediately terminate his employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits (unless such termination occurs within the time period that begins on the date six months before a "Change in Control" (as defined in Section 11 hereof) and ends on the later of the second annual anniversary of the Change in Control or the expiration date of this Agreement (the "Protected Period"), in which event the benefits and compensation provided for in Section 11 shall apply): (i) the salary provided pursuant to Section 2 hereof, up to the date of termination of the term as provided in Section 5 hereof (including any renewal term) of this Agreement (the "Expiration Date"), plus said salary for an additional 12-month period, and (ii) at the Employee's election either (A) cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through the Expiration Date based upon the benefit levels substantially equal to those that the Association provided for the Employee at the date of termination of employment or (B) continued participation under such Association benefit plans through the Expiration Date, but only to the extent the Employee continues to qualify for participation therein. All amounts payable to the Employee shall be paid, at the option of the Employee, either (I) in periodic payments through the Expiration Date, or (II) in one lump sum within ten (10) days of such termination.

                 (2) The Employee may voluntarily terminate his employment under this Agreement, and the Employee shall thereupon be entitled to receive the compensation and benefits payable under Section 9(d)(1) hereof, within ninety (90) days following the occurrence of any of the following events, which has not been consented to in advance by the Employee in writing (unless such voluntary termination occurs during the Protected Period, in which event the benefits and compensation provided for in Section 11 shall apply): (i) a material reduction in the Employee's base compensation; (ii) the failure by the Association to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Association which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him; (iii) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced at Section 1; or (iv) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Association. Said sum shall be paid in lieu of the payment of any benefits under Section 9 hereof.

                 (3) Notwithstanding the foregoing, but only to the extent required under federal banking law, the amount payable under clause (d)(1)(i) hereof shall be reduced to the extent that on the date of the Employee's termination of employment, the present value of the benefits payable under clauses (d)(1)(i) and (ii) hereof exceeds the limitation on severance benefits that is set forth in Regulatory Bulletin 27a of the Office of Thrift Supervision, as in effect on the Effective Date. In the event that Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") becomes applicable to payments made under this Section 9(d), and the payments exceed the "Maximum Amount" as defined in Section 11(a)(1) hereof, the payments shall be reduced as provided by Section 11(a)(2) of this Agreement.

           (e)   Termination or Suspension Under Federal Law.
                 -------------------------------------------

                 (1) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Association under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

                 (2) If the Association is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

                 (3) All obligations under this Agreement shall terminate, except to the extent that continuation of this Agreement is necessary for the continued operation of the Association: (i) by the Director of the Office of Thrift Supervision ("Director of the OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director of the OTS to be in an unsafe or unsound condition. Such action shall not affect any vested rights of the parties.

                 (4) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Association's affairs, the Association's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

          (f)    Voluntary Termination by Employee.  Subject to Section 11
                 ---------------------------------
hereof, the Employee may voluntarily terminate employment with the Association during the term of this Agreement, upon at least ninety (90) days' prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination (unless such termination occurs pursuant to Section 9(d)(2) hereof or within the Protected Period, in which event the benefits and compensation provided for in Sections 9(d) or 11, as applicable, shall apply).

     10.   No Mitigation.  The Employee shall not be required to mitigate the
           -------------
amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

     11.   Change in Control.
           -----------------

           (a)   Change in Control; Involuntary Termination.
                 ------------------------------------------

                 (1) Notwithstanding any provision herein to the contrary, if the Employee's employment under this Agreement is terminated by the Association, without the Employee's prior written consent and for a reason other than Just Cause during the Protected Period, the Employee shall, subject to paragraph (2) of this Section 11(a), be paid an amount equal to the difference between (i) the product of 2.99 times his "base amount" as defined in Section 280G(b)(3) of the Code and regulations promulgated thereunder (the "Maximum Amount"), and (ii) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Employee receives on account of the Change in Control.

                 The amount payable under this Section 11(a)(2) shall be paid either (i) in one lump sum within ten days of the later of the date of the Change in Control and the Employee's last day of employment, or (ii) if prior to the date which is 90 days before the date on which a Change in Control occurs, the Employee filed a duly executed irrevocable written election in the form attached hereto as Exhibit "A", payment of such amount shall be made according to the elected schedule. Deferred amounts shall bear interest from the date on which they would otherwise be payable until the date paid at a rate equal to 120% of the applicable federal rate, compounded semiannually, as determined under Code Section 1274(d) and the regulations thereunder.

                 (2) In the event that the Employee and the Association jointly determine and agree that the total parachute payments receivable under clauses
(i) and (ii) of Section 11(a)(1) hereof exceed the Maximum Amount, notwithstanding the payment procedure set forth in Section 11(a)(1) hereof, the Employee shall determine which and how much, if any, of the parachute payments to which he is entitled shall be eliminated or reduced so that the total parachute payments to be received by the Employee do not exceed the Maximum Amount. If the Employee does not make his determination within ten business days after receiving a written request from the Association, the Association may make such determination, and shall notify the Employee promptly thereof. Within five business days of the earlier of the Association's receipt of the Employee's determination pursuant to this paragraph or the Association's determination in lieu of a determination by the Employee, the Association shall pay to, or distribute for the benefit of, the Employee such amounts as are then due the Employee under this Agreement.

                 (3) As a result of uncertainty in application of Section 280G of the Code at the time of payment hereunder, it is possible that such payments will have been made by the Association which should not have been made ("Overpayment") or that additional payments will not have been made by the Association which should have been made ("Underpayment"), in each case, consistent with the calculations required to be made under Section 11(a)(1) hereof. In the event that the Employee, based upon the assertion by the Internal Revenue Service against the Employee of a deficiency which the Employee believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Association to or for the benefit of Employee shall be treated for all purposes as a loan ab initio which
                                                                -- ------
the Employee shall repay to the Association together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Employee to the Association if and to the extent such deemed loan and payment would not either reduce the amount on which the Employee is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Employee and the Association determine, based upon controlling precedent or other substantial authority, that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Association to or for the benefit of the Employee together with interest at the applicable federal rate provided for in Section 7872(f)(2)(B) of the Code.

      The term "Change in Control" shall mean any one of the following events:
(1) the acquisition of ownership, holding or power to vote more than 25% of the Association's or the Company's voting stock, (2) the acquisition of the ability to control the election of a majority of the Association's or the Company's directors, (3) the acquisition of a controlling influence over the management or policies of the Association or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) (provided that in the case of (1), (2) and (3) hereof, ownership or control of the Association by the Company itself shall not constitute a "Change in Control") or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Company or the Association (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the board of directors of the Company or the Association was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

          (b)    Change in Control; Voluntary Termination.  Notwithstanding any
                 ----------------------------------------
other provision of this Agreement to the contrary, but subject to Section 11(a)(2) hereof, the Employee shall be entitled to collect the severance benefits set forth in Section 11(a)(1) hereof in the event that either (i) the Employee voluntarily terminates his employment under this Agreement for any reason within the 30-day period beginning on the date of a Change in Control, or
(ii) the Employee voluntarily terminates his employment within ninety (90) days following the occurrence of any of the following events, which has not been consented to in advance by the Employee in writing and occur within the
                                                   ---
Protected Period: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than thirty (30) miles from his primary office as of the date of the change in control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the change in control or as the same may be increased from time to time;
(iii) the failure by the Association to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Association which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the change in control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced at Section 1; (v) a failure to elect or reelect the Employee to the Board of Directors of the Association, if the Employee is serving on the Board on the date of the change in control; (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Association; or (vii) a material reduction in the secretarial or other administrative support of the Employee. Said sum shall be paid in lieu of the payment of any benefits under Section 9 hereof.

          (c)    Compliance with 12 U.S.C. Section 1828(k).  Any payments made
                 -----------------------------------------
to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

           (d)   Trust.
                 -----

                    (1) Within five business days before or after a change in control as defined in Section 11(a) of this Agreement, the Association shall (i) deposit, or cause to be deposited, in a grantor trust substantially in the form of the trust (the "Trust) that the Association's Board of Directors approved on May 18, 1995, an amount equal to 2.99 times the Employee's "base amount" as defined in Section 280G(b)(3) of the Code, and (ii) provide the trustee of the Trust with a written direction to hold said amount and any investment return thereon in a segregated account for the benefit of the Employee, and to follow the procedures set forth in the next paragraph as to the payment of such amounts from the Trust.

                    (2) During the twenty-seven (27) consecutive month period following the date on which the Association makes the deposit referred to in the preceding paragraph, the Employee may provide the trustee of the Trust with a written notice requesting that the trustee pay to the Employee an amount designated in the notice as being payable pursuant to Section 11(a) or (b). Within three business days after receiving said notice, the trustee of the Trust shall send a copy of the notice to the Association via overnight and registered mail return receipt requested. On the tenth (10th) business day after mailing said notice to the Association, the trustee of the Trust shall pay the Employee the amount designated therein in immediately available funds, unless prior thereto the Association provides the trustee with a written notice directing the trustee to withhold such payment. In the latter event, the trustee shall submit the dispute to non-appealable binding arbitration for a determination of the amount payable to the Employee pursuant to Section 11(a) or (b) hereof, and the costs of such arbitration (including any legal fees and expenses incurred by the Employee) shall be paid by the Association. The trustee shall choose the arbitrator to settle the dispute, and such arbitrator shall be bound by the rules of the American Arbitration Association in making his determination. The parties and the trustee shall be bound by the results of the arbitration and, within 3 days of the determination by the arbitrator, the trustee shall pay from the Trust the amounts required to be paid to the Employee and/or the Association, and in no event shall the trustee be liable to either party for making the payments as determined by the arbitrator.

                    (3) Upon the earlier of (i) any payment from the Trust to the Employee, or (ii) the date twelve (12) months after the date on which the Association makes the deposit referred to in the first paragraph of this subsection (d)(1), the trustee of the Trust shall pay to the Association the entire balance remaining in the segregated account maintained for the benefit of the Employee. The Employee shall thereafter have no further interest in the Trust pursuant to this Agreement.

           (e) In the event that any dispute arises between the Employee and the Association as to the terms or interpretation of this Agreement, including this
Section 11, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this
Section 11 or to defend against any action taken by the Association, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgement by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Association written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

     12.   Federal Income Tax Withholding.  The Association may withhold all
           ------------------------------
Federal and State income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

     13.   Successors and Assigns.
           ----------------------

           (a)   Association.  This Agreement shall not be assignable by the
                 -----------
Association, provided that this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Association which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Association.

           (b)   Employee.  Since the Association is contracting for the unique
                 --------
and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Association; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

           (c)   Attachment.  Except as required by law, no right to receive
                 ----------
payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     14.   Amendments.  No amendments or additions to this Agreement shall be
           ----------
binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     15.   Applicable Law.  Except to the extent preempted by Federal law, the
           --------------
laws of the State of Alabama shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     16.   Severability.  The provisions of this Agreement shall be deemed
           ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     17.   Entire Agreement.  This Agreement, together with any understanding or
           ----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

ATTEST:                        FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION


________________________       By: ______________________________________
Secretary                          ______________________________________
                                   Authorized Member of the Board of Directors

WITNESS:


_______________________        __________________________________________
                               Gates B. Little

                                                                     EXHIBIT "A"

                  FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                             EMPLOYMENT AGREEMENT
                        _______________________________

                        DEFERRED PAYMENT ELECTION FORM
                        _______________________________


     AGREEMENT, made this ____ day of ________, 19__, by and between _________ (the "Employee") and First Federal Savings and Loan Association (the "Association") with respect to payment of severance compensation to the Employee pursuant to Section 12(b) of his employment agreement ("Agreement") with the Association, dated _______, 199__.

     NOW THEREFORE, it is mutually agreed as follows:

     1.  Form of Payment.  The Employee, by the execution hereof, in accordance
         ---------------
with Section 12(b) of the Agreement, elects to have his change in control severance benefits (plus earnings thereon) distributed in cash as follows:


         [_]  in one lump sum payment.


         [_] in substantially equal annual payments over a period of _____ years (no more than 10).

     2.  In the event of the Employee's death, his benefits shall be distributed
--

         [_]  in one lump sum payment.


         [_] in accordance with the payment schedule selected in paragraph 1 hereof (with payments made as though the Employee survived to collect all benefits, and as though the Employee terminated service on the date of his death, if payments had not already begun).

     3.  Designation of Beneficiary.  In the event of the Employee's death
         --------------------------
before he has collected all of the benefits payable pursuant to the Agreement and this election, any such benefits payable shall be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this paragraph 3 in the manner elected pursuant to paragraph 2 above:

     a.  Primary Beneficiary.  The Employee hereby designates the person(s)
         -------------------
named below to be his primary beneficiary and to receive the balance of any unpaid benefits under the Agreement:

     ===========================================================================
               Name of               Mailing Address           Percentage of
         Primary Beneficiary                                   Death Benefit
     ---------------------------------------------------------------------------
                                                                     %
     ---------------------------------------------------------------------------
                                                                     %
     ===========================================================================

     b.   Contingent Beneficiary. In the event that the primary beneficiary or
          ----------------------
beneficiaries named above are not living at the time of the Employee's death, the Employee hereby designates the following person(s) to be his contingent beneficiary for purposes of the Agreement:

     ===========================================================================
            Name of                     Mailing Address         Percentage of
      Contingent Beneficiary                                    Death Benefit
     ---------------------------------------------------------------------------
                                                                       %
     ---------------------------------------------------------------------------
                                                                       %
     ===========================================================================

     4.   Effect of Election. The elections made in paragraph 1 hereof shall
          ------------------
become irrevocable 90 days prior to the change in control. The Employee may, by submitting an effective superseding Deferred Payment Election Form at any time and from time to time, prospectively change the beneficiary designation and the manner of payment to a beneficiary. Such elections shall, however, become irrevocable upon the Employee's death.

     5.   Commitments.  The Association agrees to make payment of all amounts
          -----------
due the Employee in accordance with the terms of the Agreement and the elections made by the Employee herein.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

WITNESS:                      EMPLOYEE

______________________        ____________________________________
                              Gates B. Little


ATTEST:                       ASSOCIATION

______________________        FIRST FEDERAL SAVING AND LOAN ASSOCIATION
Secretary

                              By _________________________________
                                 Its Chairman of the Board

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT is entered into this 15th day of October 1997 (the "Effective Date"), by and between The Southern Banc Company, Inc. (the "Company") and Gates B. Little (the "Employee").

     WHEREAS, the Employee has heretofore been employed by the Association as Vice President and is experienced in all phases of the business of the Association; and

     WHEREAS, the parties desire by this writing to establish and to set forth the employment relationship between the Company and the Employee.

     NOW, THEREFORE, it is AGREED as follows:

     1.  Employment.  The Employee is employed as Vice President of the Company.
         ----------
The Employee shall render such administrative and management services for the Company as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company. The Employee's other duties shall be such as the Board of Directors of the Company ("Board") may from time to time reasonably direct, including normal duties as an officer of the Company.

     2.  Consideration from Company: Joint and Several Liability.  In lieu of
         -------------------------------------------------------
paying the Employee a base salary during the term of this Agreement, the Company hereby agrees that to the extent permitted by law, it shall be jointly and severally liable with the Association for the payment of all amounts due under the employment agreement of even date herewith between the Association and the Employee. Nevertheless, the Board may in its discretion at any time during the term of this Agreement agree to pay the Employee a base salary for the remaining term of this Agreement. If the Board agrees to pay such salary, the Board shall thereafter review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to increase his salary.

     3.  Discretionary Bonuses.  The Employee shall participate in an equitable
         ---------------------
manner with all other senior management employees of the Company in discretionary bonuses that the Board may award from time to time to the Company's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.

     4.  (a) Participation in Retirement, Medical and Other Plans.  The
             ----------------------------------------------------
Employee shall participate in any plan that the Company maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans. The Employee shall also be entitled at no expense to himself, to family medical insurance throughout the term of this Agreement and for a 3-year period beginning upon the termination of this Agreement, regardless of his employment status. This 3-year coverage period may be reconsidered and extended by the Board, in its sole discretion.

         (b) Employee Benefits; Expenses.  The Employee shall participate in any
             ---------------------------
fringe benefits which are or may become available to the Company's senior management employees, including for example: any stock option or incentive compensation plans, club memberships, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement. The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company.

     5.  Term.  The Company hereby employs the Employee, and the Employee hereby
         ----
accepts such employment under this Agreement, for the period commencing on the Effective Date and ending thirty-six months thereafter (or such earlier date as is determined in accordance with Section 9). Additionally, this Agreement shall be automatically extended to a date thirty-six months after any "Change in Control" (as defined in Section 11 hereof), and on each annual anniversary date from the Effective Date, the Board shall duly consider and determine whether to extend the Employee's term of employment under this Agreement, and the Employee's term of employment under this Agreement may be extended to a date up to thirty-six months thereafter provided the Board determines in a duly adopted resolution that the performance of the Employee has met the Board's requirements and standards and that this Agreement shall be extended.

     6.  Loyalty; Noncompetition.
         -----------------------

         (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Company or any of its subsidiaries or affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his or her employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Company.

         (b) Nothing contained in this Paragraph 6 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Company, or, solely as a passive or minority investor, in any business.

     7.  Standards.  The Employee shall perform his duties under this Agreement
         ---------
in accordance with such reasonable standards as the Board may establish from time to time. The Company will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

     8.  Vacation and Sick Leave.  At such reasonable times as the Board shall
         -----------------------
in its discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:

         (a) The Employee shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management employees of the Company.

         (b) The Employee shall not receive any additional compensation from the Company on account of his failure to take a vacation or sick leave, and the Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.

         (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.

         (d) In addition, the Employee shall be entitled to an annual sick leave benefit as established by the Board.

     9.  Termination and Termination Pay.  Subject to Section 11 hereof, the
         -------------------------------
Employee's employment hereunder may be terminated under the following circumstances:

         (a) Death.  The Employee's employment under this Agreement shall
             -----
terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.

         (b) Disability.  The Company may terminate the Employee's employment
             ----------
after having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Company's long-term disability plan (or, if the Company has no such plan in effect, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Employee shall be entitled to the compensation and benefits provided for under this Agreement for (i) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, or (ii) any period of Disability which is prior to the Executive's termination of employment pursuant to this Section 9(b).

         (c) Just Cause.  The Board may, by written notice to the Employee,
             ----------
immediately terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Association. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Just Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the Board), finding that in the good faith opinion of the Board, the Employee was guilty of conduct set forth above in the second sentence of this subsection (c) and specifying the particulars thereof in detail.

         (d) Without Just Cause. The Board may, by written notice to the
             ------------------
Employee, immediately terminate his employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive the following compensation and benefits (unless such termination occurs within the time period that begins on the date six months before a "Change in Control" (as defined in Section 11 hereof) and ends on the later of the second annual anniversary of the Change in Control or the expiration date of this Agreement (the "Protected Period"), in which event the benefits and compensation provided for in Section 11 shall apply): (i) any salary provided pursuant to Section 2 hereof, up to the date of termination of the term as provided in Section 5 hereof (including any renewal term) of this Agreement (the "Expiration Date"), plus said salary for an additional 12-month period, and (ii) at the Employee's election either (A) cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through the Expiration Date based upon the benefit levels substantially equal to those that the Company provided for the Employee at the date of termination of employment or (B) continued participation under such Company benefits plans through the Expiration Date, but only to the extent the Employee continues to qualify for participation therein. All amounts payable to the Employee shall be paid, at the option of the Employee, either (I) in periodic payments through the Expiration Date, or (II) in one lump sum within ten (10) days of such termination.

         (e) Voluntary Termination by Employee.  Subject to Section 11 hereof,
             ---------------------------------
the Employee may voluntarily terminate employment with the Company during the term of this Agreement, upon at least 90 days' prior written notice to the Board of Directors, in which case the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination.

     10. No Mitigation.  The Employee shall not be required to mitigate the
         -------------
amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

     11. Change in Control.
         -----------------

          (a) Notwithstanding any provision herein to the contrary, if the Employee's employment under this Agreement is terminated by the Company, without the Employee's prior written consent and for a reason other than Just Cause during the Protected Period, the Employee shall be paid an amount equal to the difference between (i) the product of 2.99 times his "base amount" as defined in
Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, and (ii) the sum of any other parachute payments (as defined under Section 280G(b)(2) of the Code) that the Employee receives on account of the Change in Control. Said sum shall be paid in the manner set forth in the Employee's Employment Agreement with the Association.

      The term "Change in Control" shall mean any one of the following events:
(1) the acquisition of ownership, holding or power to vote more than 25% of the Association's or the Company's voting stock, (2) the acquisition of the ability to control the election of a majority of the Association's or the Company's directors, (3) the acquisition of a controlling influence over the management or policies of the Association or the Company by any person or by persons acting as a "group" (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) (provided that in the case of (1), (2) and (3) hereof, ownership or control of the Association by the Company itself shall not constitute a "Change in Control") or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Company or the Association (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the board of directors of the Company or the Association was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this subparagraph only, the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

          (b) Notwithstanding any other provision of this Agreement to the contrary, the Employee shall be entitled to collect the severance benefits set forth in Section 11(a) hereof in the event that either (i) the Employee voluntarily terminates his employment under this Agreement for any reason within the 30-day period beginning on the date of a Change in Control, or (ii) the Employee voluntarily terminates his employment within ninety (90) days following the occurrence of any of the following events, which have not been consented to in advance by the Employee in writing and occur during the Protected Period: (i)
                                      ---
the requirement that the Employee move his personal residence, or perform his principal executive functions, more than thirty-five (35) miles from his primary office as of the date of the change in control; (ii) a material reduction in the Employee's base compensation as in effect on the date of the change in control or as the same may be increased from time to time; (iii) the failure by the Company to continue to provide the Employee with compensation and benefits provided for under this Agreement, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him at the time of the change in control; (iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position as referenced at Section 1; (v) a failure to elect or reelect the Employee to the Board, if the Employee is serving on the Board on the date of the change in control; or (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Company. Said sum shall be paid in lieu of the payment of any benefits under
Section 9 hereof.

          (c) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder.

          (d) In the event that any dispute arises between the Employee and the Company as to the terms or interpretation of this Agreement, including this
Section 11, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to enforce the terms of this
Section 11 or to defend against any action taken by the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee shall obtain a final judgement by a court of competent jurisdiction in favor of the Employee. Such reimbursement shall be paid within ten (10) days of Employee's furnishing to the Company written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

     12.  Successors and Assigns.
          ----------------------

          (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.

          (b) Since the Company is contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company.

     13.  Amendments.  No amendments or additions to this Agreement shall be
          ----------
binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

     14.  Applicable Law.  Except to the extent preempted by Federal law, the
          --------------
laws of the State of Alabama shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

     15.  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     16.  Entire Agreement.  This Agreement, together with any understanding or
          ----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

ATTEST:                                      THE SOUTHERN BANC COMPANY, INC.


____________________                         By: ___________________________
                                                 ___________________________
Secretary                                        Authorized Member of the
                                                 Board of Directors


WITNESS:


____________________
                                             ---------------------------
                                                 Gates B. Little